Exhibit 2

AMENDMENT NO. 4

TO

AMENDED AND RESTATED CLASS B MEMBERSHIP INTEREST CONTRIBUTION
AGREEMENT

This Amendment No. 4 to the Amended and Restated Class B Membership Interest Contribution Agreement dated as of October 26, 2007 (this “Amendment No. 4”) is dated effective February 19, 2008, and is by and between MarkWest Energy Partners, L.P. (“Buyer”), Frank M. Semple (“Semple”), John M. Fox (“Fox”), John C. Mollenkopf (“Mollenkopf”), Randy S. Nickerson (“Nickerson”), Kevin Kubat (“Kubat”), Jan Kindrick (“Kindrick”), and Nancy K. Buese (“Buese”).

RECITALS

A.            Semple, Fox, Mollenkopf, Nickerson, Kubat, Kindrick, and Buese, among others, are parties-Sellers under that certain Amended and Restated Class B Membership Interest Contribution Agreement dated as of October 26, 2007, entered into with Buyer (the “Agreement”).

B.            Pursuant to Section 8.2 of the Agreement, upon the request of any two or more Sellers, the Buyer shall amend the Agreement solely for the purpose of changing the amount of cash to be paid and/or the number of Common Units to be issued to one or more of the Sellers, as reflected in Schedule 2.1 attached to the Agreement, as the requesting Sellers may request in writing; provided that any such changes do not increase the total amount of cash to be paid and/or total number of Common Units to be issued, by the Buyer pursuant to Section 2.1 of the Agreement.

C.            Pursuant to Section 8.2 of the Agreement, on November 13, 2007, all the Sellers and Buyer agreed to an amended Schedule 2.1 to the Agreement (“Amendment No.1” – a copy of which is attached hereto as “Exhibit A”).  On November 15, 2007, John C. Mollenkopf and Denney & Denney Capital, LLLP, each Sellers under the Agreement, agreed with Buyer to an amended Schedule 2.1 to the Agreement (“Amendment No.2” – a copy of the amended Schedule 2.1 reflecting the changes as it pertained to such Sellers is attached hereto as “Exhibit B”).  On February 14, 2008, Semple, Mollenkopf, Nickerson, Kubat, and Kindrick, each Sellers under the Agreement, agreed with Buyer to an amended Schedule 2.1 to the Agreement (“Amendment No.3” – a copy of the amended Schedule 2.1 reflecting the changes as it pertained to such Sellers is attached hereto as “Exhibit C”).

D.            Pursuant to Section 8.2 of the Agreement, Semple, Fox, Mollenkopf, Nickerson, Kubat, Kindrick, and Buese, each desire to change the allocation of cash and Common Units to be paid to each of them pursuant to the Agreement from the respective amounts set forth in the

Schedule 2.1 to the Agreement, as amended on November 13, 2007, November 15, 2007, and February 14, 2008, as referenced above.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement, Semple, Fox, Mollenkopf, Nickerson, Kubat, Kindrick, and Buese, and Buyer hereby agree to amend the Agreement, as between them, as follows:

1.             With respect to Semple, Fox, Mollenkopf, Nickerson, Kubat, Kindrick, and Buese, Schedule 2.1 to the Agreement, as amended on November 13, 2007, November 15, 2007, and February 14, 2008, is hereby amended by this Amendment No. 4, to read as follows:

Holder	Class B Membership Interest	Cash to be received pursuant to Section 2.1(a)	Common Units to be received pursuant to Section 2.1(b)	Aggregate Value of Consideration
Frank M. Semple	2.0%	$4,080,977	183,717	$10,202,427
John M. Fox	1.6%	$1,500,022	199,938	$8,161,956
John C. Mollenkopf	1.6%	$4,493,391	110,101	$8,161,956
Randy N. Nickerson	1.6%	$4,493,391	110,101	$8,161,956
Kevin Kubat	0.2%	$561,669	13,763	$1,020,252
Jan Kindrick	0.2%	$561,669	13,763	$1,020,252
Nancy K. Buese	0.2%	$508,058	15,372	$1,020,253

2.             An amended Schedule 2.1 reflecting this Amendment No. 4 changes as it pertains to such Sellers is attached hereto as “Exhibit D.”  Buyer acknowledges that such changes do not increase the total amount of cash to be paid and/or total number of Common Units to be issued, by the Buyer.

3.             This Amendment No. 4 pertains to and only affects the respective rights and obligations as between Buyer and Semple, Fox, Mollenkopf, Nickerson, Kubat, Kindrick, and Buese, and does not affect any of the other Sellers to the Agreement.

4.             As amended by Amendments Nos. 1, 2, and 3, and as amended herein, all terms and provisions of the Agreement with respect to Buyer, Semple, Fox, Mollenkopf, Nickerson, Kubat, Kindrick, and Buese, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

MARKWEST ENERGY PARTNERS, L.P.
By: MarkWest Energy GP, L.L.C.,
its general partner

By:	/s/ Andrew L. Schroeder

Name:	Andrew L. Schroeder

Title:	Vice President and Treasurer

/s/ Fran M. Semple
Frank M. Semple

/s/ John M. Fox
John M. Fox

/s/ John C. Mollenkopf
John C. Mollenkopf

/s/ Randy S. Nickerson
Randy S. Nickerson

/s/ Kevin Kubat
Kevin Kubat

/s/ Jan Kindrick
Jan Kindrick

I, the spouse of Jan Kindrick, have read and hereby approve the foregoing Amendment No. 4 to the Agreement. In consideration of Buyer granting my spouse the right to transfer and convey his Class B Membership Interest to Buyer on the terms and for the consideration set forth in the Agreement, I hereby agree to be bound irrevocably by Amendment No. 4 to the Agreement and further agree that any community property or similar interest that I may have in the Class B Membership Interest transferred and conveyed or the consideration received shall hereby be similarly bound. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any right under the Agreement, as amended.

/s/ Cindy Kindrick
Cindy Kindrick

/s/ Nancy K. Buese
Nancy K. Buese

Exhibit A

Amendment No. 1

to

Schedule 2.1

Holder	Class B Membership Interest	Cash to be received pursuant to Section 2.1(a)	Common Units to be received pursuant to Section 2.1(b)	Aggregate Value of Consideration
Frank M. Semple	2.00%	$4,080,977	183,717	$10,202,443.11
John M. Fox	1.60%	$3,264,782	146,974	$8,161,954.49
Randy S. Nickerson	1.60%	$3,264,782	146,974	$8,161,954.49
John C. Mollenkopf	1.60%	$3,264,782	146,974	$8,161,954.49
Denney & Denney Capital, LLLP	1.60%	$3,264,782	146,974	$8,161,954.49
Donald C. Heppermann	1.00%	$2,040,489	91,859	$5,101,221.55
Andrew L. Schroeder	0.20%	$408,098	18,372	$1,020,244.31
Jan Kindrick	0.20%	$408,098	18,372	$1,020,244.31
Kevin Kubat	0.20%	$408,098	18,372	$1,020,244.31
Nancy K. Buese	0.20%	$408,098	18,372	$1,020,244.31
C. Corwin Bromley	0.10%	$204,011	9,186	$510,122.16
TOTAL	10.30%	$21,016,996	946,146	$52,542,582.02

Exhibit B

Amendment No. 2

to

Schedule 2.1

Holder	Class B Membership Interest	Cash to be received pursuant to Section 2.1(a)	Common Units to be received pursuant to Section 2.1(b)	Aggregate Value of Consideration
Frank M. Semple	2.0%	$4,080,977	183,717	$10,202,443
John M. Fox	1.60%	$3,264,782	146,974	$8,161,954
Randy N. Nickerson	1.60%	$3,264,782	146,974	$8,161,954
John C. Mollenkopf	1.60%	$4,364,342	113,974	$8,161,954
Denney & Denney Capital, LLLP	1.60%	$2,165,222	179,974	$8,161,954
Donald C. Heppermann	1.0%	$2,040,489	91,859	$5,101,222
Andrew L. Schroeder	0.2%	$408,098	18,372	$1,020,244
Jan Kindrick	0.2%	$408,098	18,372	$1,020,244
Kevin Kubat	0.2%	$408,098	18,372	$1,020,244
Nancy K. Buese	0.2%	$408,098	18,372	$1,020,244
C. Corwin Bromley	0.1%	$204,011	9,186	$510,122
TOTAL	10.30%	$21,016,996	946,146	$52,542,582

Exhibit C

Amendment No. 3

to

Schedule 2.1

Holder	Class B Membership Interest	Cash to be received pursuant to Section 2.1(a)	Common Units to be received pursuant to Section 2.1(b)	Aggregate Value of Consideration
Frank M. Semple	2.0%	$2,550,589	229,647	$10,202,443
John M. Fox	1.60%	$3,264,782	146,974	$8,161,954
Randy S. Nickerson	1.60%	$4,433,648	111,894	$8,161,954
John C. Mollenkopf	1.60%	$4,433,648	111,894	$8,161,954
Denney & Denney Capital, LLLP	1.60%	$2,165,222	179,974	$8,161,954
Donald C. Heppermann	1.0%	$2,040,489	91,859	$5,101,222
Andrew L. Schroeder	0.2%	$408,098	18,372	$1,020,244
Jan Kindrick	0.2%	$554,206	13,987	$1,020,244
Kevin Kubat	0.2%	$554,206	13,987	$1,020,244
Nancy K. Buese	0.2%	$408,098	18,372	$1,020,244
C. Corwin Bromley	0.1%	$204,011	9,186	$510,122
TOTAL	10.30%	$21,016,996	946,146	$52,542,582

Exhibit D

Cumulative of Amendments through

Amendment No. 4

to

Schedule 2.1

Holder	Class B Membership Interest	Cash to be received pursuant to Section 2.1(a)	Common Units to be received pursuant to Section 2.1(a)	Aggregate Value of Consideration
Frank M. Semple	2.0%	$4,080,977	183,717	$10,202,427
John M. Fox	1.6%	$1,500,022	199,938	$8,161,956
Randy N. Nickerson	1.6%	$4,493,391	110,101	$8,161,956
John C. Mollenkopf	1.6%	$4,493,391	110,101	$8,161,956
Denney & Denney Capital, LLLP	1.6%	$2,165,222	179,974	$8,161,956
Donald C. Heppermann	1.0%	$2,040,489	91,859	$5,101,231
Andrew L. Schroeder	0.2%	$408,098	18,372	$1,020,253
Jan Kindrick	0.2%	$561,669	13,763	$1,020,252
Kevin Kubat	0.2%	$561,669	13,763	$1,020,252
Nancy K. Buese	0.2%	$508,058	15,372	$1,020,253
C. Corwin Bromley	0.1%	$204,010	9,186	$510,088
TOTAL	10.3%	$21,016,996	946,146	$52,542,581